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                                                                     EXHIBIT 11





CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 15, 1996, relating to the financial statements and financial highlights of Anchor Series Trust, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement.
We also consent to the references to us under the headings "Financial Statements" and "Independent Accountants" in such Statement of Additional Information and to the references to us under the headings "Financial Highlights" and "Reports and Independent Accountants" in such Prospectus.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

117 Avenue of the Americas
New York, New York 10036
February 15, 1996